March 17, 2008

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20549

Re: Smart Energy Solutions, Inc.
Commission File Number: 000-26027

Dear Sirs:

On March 13, 2008, we informed Smart Energy Solutions, Inc. that there were errors in their treatment of the beneficial conversion feature and subsequent periodic accretion on their 15% Convertible Promissory Notes, and that disclosure should be made to prevent future reliance on (i) our audit report dated March 27, 2007, with respect to Smart Energy’s audited financial statements for the year ended December 31, 2006, or the audited financial statements for the year ended December 31, 2006 and (ii) Smart Energy’s unaudited, interim financial statement for the first, second and third quarters of 2007.

We have received a copy of, and are in agreement with, the statements being made by Smart Energy Solutions, Inc. in Item 4.02 of its Form 8-K dated March 13, 2008 and captioned “Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Chisholm, Bierwolf & Nilson LLC